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                                                         Rule 424(b)(2)
                                                         File No. 333-33814

               PRICING SUPPLEMENT  NO.  74  DATED   July 11, 2000
                                       ----        -------------------

               (To Prospectus dated April 12, 2000 as supplemented
                  by Prospectus Supplement dated May 31, 2000)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series E

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                          ----------------------------

Trade Date:           July 11, 2000       Issue Price:      99.478000%
                     ------------------                    --------------
Original Issued Date: July 17, 2000       Principal Amount: $250,000.00
                     ------------------                    --------------
                                          Interest Rate
Maturity Date:        July 17, 2002           Per Annum:    6.900000%
                     ------------------                    --------------

Redemption:

          Check box opposite applicable paragraph.

               [X]   The Notes cannot be redeemed prior to maturity

               [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:

Additional Terms:

CUSIP - 57183H FT3